CERTIFICATE OF AMENDMENT TO THE
                         CERTIFICATE OF INCORPORATION OF
                    AMERICAN INTERNATIONAL CONSTRUCTION INC.


     Pursuant to the provision of Section 242 of the General Corporation Law Of Delaware, the undersigned corporation adopts the following amendments to its Certificate Of Incorporation:

          FIRST:   The  name  of  the  corporation  is  American   International
Construction Inc.

          SECOND: The following amendments to the Certificate Of Incorporation was adopted by a vote of the stockholders sufficient for approval effective on July 15, 1996 in the manner prescribed by the General Corporation Law of the State of Delaware:

         Article FIRST of the Certificate Of Incorporation is amended to read in its entirety as follows:

     "FIRST: The name of the corporation is American International Consolidated Inc."

     Article FOURTH of the Certificate Of Incorporation is amended to read in its entirety as follows:

          "FOURTH: The total number of shares that the corporation shall have the authority to issue is 21,000,000, consisting of 20,000,000 shares of common stock, with each share having a par value of $.01, and 1,000,000 shares of preferred stock, with each share having a par value of $1.00.

               The Board Of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of preferred stock, for the issuance of one or more series of preferred stock, with such voting powers, if any, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be expressed in the resolution or resolutions providing for the issuance thereof adopted by the Board Of Directors, including, without limiting the generality of the foregoing, the following:

          (a)  the  designation  of  such  series,   the  number  of  shares  to
               constitute such series and the stated value thereof if different from the par value thereof;

          (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

          (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preferences or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;


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          (d)  whether the shares of such series shall be subject to  redemption by the corporation, and, if so, the times, prices and other terms and conditions of such redemption;

          (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the corporation;

          (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

          (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of this class or any other class or classes of capital stock and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange;

          (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the corporation of, the common stock or shares of stock of any other class or any other series of this class; and

          (i) the conditions or restrictions, if any, upon the creation of indebtedness of the corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class or classes.

               The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of preferred stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative."

          THIRD:   The   Amendment   does   not   provide   for  the   exchange,
reclassification or cancellation of issued shares.

          FOURTH: The Amendment does not effect a change in the amount of stated capital.

          Dated: July 15, 1996.

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ATTEST:                                AMERICAN INTERNATIONAL CONSTRUCTION INC.


- --------------------------------       By:
R.L. Farrar, Secretary                    -------------------------------------
                                           Danny Clemons, President


     Each of the undersigned, Danny Clemons, the President of the Corporation, and R.L. Farrar, the Secretary of the corporation hereby affirms and acknowledges, under penalties of perjury, that the respective signature of the undersigned on the foregoing instrument is his respective act and deed or the act and deed of the Corporation, and that the facts stated in the foregoing instrument are true.


                                           -------------------------------------
                                           Danny Clemons, President



                                           -------------------------------------
                                           R.L. Farrar, Secretary


                                    * * * * *



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